EXHIBIT 99.7
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                                                                  [YELLOW PAPER]

                     ELECTION FORM AND LETTER OF TRANSMITTAL

TO ACCOMPANY CERTIFICATES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF FIRST FEDERAL FINANCIAL BANCORP, INC.
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DESCRIPTION OF SHARES SURRENDERED (PLEASE FILL IN. ATTACH SEPARATE SCHEDULE IF
NEEDED)
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NAME(S) AND ADDRESS OF REGISTERED HOLDER(S)
If there is any error in the name or address
shown below, please make the necessary
corrections.                                  CertificatesNo(s) Number of Shares
-------------------------------------------- ------------------ ----------------

                                             ------------------ ----------------

                                             ------------------ ----------------

                                             ------------------ ----------------

                                             ------------------ ----------------

                                                TOTAL SHARES
-------------------------------------------- ------------------ ----------------

     Mail or deliver this Election Form and Letter of Transmittal, or a facsimile, together with the certificate(s) representing your shares of First Federal Financial Bancorp, Inc. common stock, to the Exchange Agent:

                     AMERICAN STOCK TRANSFER & TRUST COMPANY
                      FOR INFORMATION CALL: (800) 937-5449

By Mail or Overnight Delivery:               By Hand:                                    By Facsimile:
American Stock Transfer & Trust Company      American Stock Transfer & Trust Company     American Stock Transfer & Trust Company
59 Maiden Lane                               59 Maiden Lane                              Attention:  Reorganization Department
New York, NY  10038                          New York, NY  10038                         718-234-5001
-------------------------------------------  ------------------------------------------- -------------------------------------------

     Method of delivery of the certificate(s) is at the option and risk of the owner thereof. SEE INSTRUCTION 6.

     ELECTION DEADLINE IS 5:00 P.M., EASTERN TIME, ON JUNE 16, 2003 (AMERICAN STOCK TRANSFER & TRUST COMPANY MUST RECEIVE YOUR ELECTION MATERIALS NO LATER THAN THIS TIME.)

     IF YOUR CERTIFICATE(S) HAS BEEN LOST, STOLEN, MISPLACED OR MUTILATED, CONTACT THE EXCHANGE AGENT AT THE NUMBER ABOVE. SEE INSTRUCTION 4.

     Pursuant to the terms of the Agreement and Plan of Merger, dated as of December 30, 2002 (Merger Agreement) by and between Classic Bancshares, Inc. (Classic) and First Federal Financial Bancorp, Inc. (First Federal), upon consummation of the merger of Classic and First Federal, each share of First Federal common stock will be converted into the right to receive either $24.00 in cash or .9797 of a share of Classic common stock. First Federal shareholders are being given the opportunity to elect the form of consideration to be received by them in the merger. For a full discussion of the merger and effect of this election, see the joint proxy statement/prospectus dated May 16, 2003.

     THIS ELECTION GOVERNS THE CONSIDERATION THAT YOU, AS A SHAREHOLDER OF FIRST FEDERAL, WILL RECEIVE IF THE MERGER IS APPROVED AND CONSUMMATED. THIS ELECTION MAY ALSO AFFECT THE INCOME TAX TREATMENT OF THE CONSIDERATION THAT YOU RECEIVE.

     Complete the box on page 2 to make an election (1) to have all of your shares of First Federal common stock converted into the right to receive shares of Classic common stock (a Stock Election), OR (2) to have all of your shares of First Federal common stock converted into the right to receive $24.00 in cash (a Cash Election), OR (3) to have the indicated number of your shares of First Federal common stock converted into the right to receive shares of Classic common stock and the remainder of your shares converted into the right to receive $24.00 per share in cash (Mixed Election) OR (4) to indicate that you make no election. If the NON-ELECTION box is checked, you will receive either stock or cash or a combination of stock or cash pursuant to the proration and allocation procedures set forth in the Merger Agreement after all Stock Elections, Cash Elections and Mixed Elections have been given effect.

     The Merger Agreement generally provides that 50% of the outstanding shares of First Federal common stock will be converted into Classic common stock and 50% of the outstanding shares of First Federal common stock will be converted into cash. The Merger Agreement contains allocation and proration procedures to achieve this result. Accordingly, depending on the elections of other First Federal stockholders, the amount of cash and/or stock that you receive may differ from the amounts you elect to receive.

     TO BE EFFECTIVE, THIS ELECTION FORM AND LETTER OF TRANSMITTAL MUST BE PROPERLY COMPLETED, SIGNED AND DELIVERED TO THE EXCHANGE AGENT, TOGETHER WITH THE CERTIFICATES REPRESENTING YOUR SHARES OF FIRST FEDERAL COMMON STOCK, AT THE ADDRESS ABOVE PRIOR TO THE ELECTION DEADLINE.

                                    ELECTION

I hereby elect to receive the following as consideration for my shares of First
Federal common stock: (check only one box)
[ ]  STOCK ELECTION - Each share of First Federal common stock    [ ]  NON-ELECTION
     converted into .9797 of a share of Classic common stock.
                                                                   You will be deemed to have made a NON-ELECTION if:

[ ]  CASH ELECTION - Each share of First Federal common stock converted into $24.00 in cash.
                                                                   A.    No choice is indicated above;

[ ] MIXED ELECTION                                                 B.    You fail to follow the instructions on this Election Form
                                                                         and Letter of Transmittal (including submission of your
    _______________     shares of First Federal common stock             First Federal common stock certificates) or
    (INSERT NUMBER)     converted into shares of Classic                 otherwise fail properly to make an election; or
                        common stock.
                                                                   C.    A completed Election Form and Letter of Transmittal
                        My remaining shares of First Federal             (including submission of your First Federal common stock
                        common stock converted into $24.00               certificates) is not actually received by the Election
                        per share in cash (without interest).            Deadline.


     The undersigned represents that I (we) have full authority to surrender without restriction the certificate(s) for exchange. Please issue the new certificate and/or check in the name shown above to the above address unless instructions are given in the boxes below.



      SPECIAL ISSUANCE/PAYMENT INSTRUCTIONS                               SPECIAL DELIVERY INSTRUCTIONS
------------------------------------------------------------------------------------------------------------------------------------

Complete ONLY if the new certificate and/or check           Complete ONLY if the new certificate and/or check is to be mailed
is to be issued in a name that differs from the name        to an address other than the address reflected above. Mail to:
on the surrendered certificate(s).
Issue to:
                                                            Name:
                                                                     --------------------------------------------
Name:
         --------------------------------------------
                                                            Address:
                                                                     --------------------------------------------
Address:
         --------------------------------------------


                                                            SEE INSTRUCTION 9
(Please also complete Substitute Form W-9 on page 2
AND see instructions regarding signature guarantee.
SEE INSTRUCTIONS 8 AND 9)



                         YOU MUST SIGN IN THE BOX BELOW


               * SIGNATURE(S) REQUIRED *                         SIGNATURE(S) GUARANTEED (IF REQUIRED)
     Signature(s) of Registered Holder(s) or Agent                          SEE INSTRUCTION 8.


Must be signed by the registered holder(s) EXACTLY          Unless the shares are tendered by the registered holder(s) of the
as name(s) appears(s) on stock certificate(s). If           common stock, or for the account of a member of a Signature
signature is by a trustee, executor, administrator,         Guarantee Program, Stock Exchange Medallion Program or New
guardian, attorney-in-fact, officer for a corporation       York Stock Exchange Medallion Signature Program, your signature(s) must
acting in a fiduciary or representative capacity, or        be guaranteed by an Eligible Institution.
other person, please set forth full title.
SEE INSTRUCTIONS 7, 8 AND 9.



----------------------------------                          ----------------------------------------------
Registered Holder                                           Authorized Signature

----------------------------------                          ----------------------------------------------
Registered Holder                                           Name of Firm

----------------------------------                          ----------------------------------------------
Title, if any                                               Address of Firm - Please Print

Date: ________  Phone No.: ______________

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

        ALSO: SIGN AND PROVIDE YOUR TAX ID NUMBER ON PAGE 3 OF THIS FORM.

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

                            IMPORTANT TAX INFORMATION

Under federal income tax law, a non-exempt shareholder is required to provide the Exchange Agent with such shareholder's correct Taxpayer Identification Number (TIN) on the Substitute Form W-9 below. If the certificate(s) are in more than one name or are not in the name of the actual owner, consult the enclosed Substitute Form W-9 guidelines for additional guidance on which number to report. FAILURE TO PROVIDE THE INFORMATION ON THE FORM MAY SUBJECT THE SURRENDERING SHAREHOLDER TO 30% FEDERAL INCOME TAX WITHHOLDING ON THE PAYMENT OF ANY CASH. If the Exchange Agent is not provided with a TIN before payment is made, the Exchange Agent will withhold 30% on all payments to such surrendering shareholders of any cash consideration due for their former shares. Please review the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional details on which TIN to give the Exchange Agent.

                 PAYER: AMERICAN STOCK TRANSFER & TRUST COMPANY


PART I        Taxpayer Identification Number (TIN)
--------------------------------------------------------------------------------

Enter your TIN in the appropriate box.                   Social Security Number
For individuals, this is your social
security number. HOWEVER, FOR A RESIDENT
ALIEN, SOLE PROPRIETOR, OR DISREGARDED
ENTITY, SEE TAXPAYER IDENTIFICATION NUMBER ON
GUIDELINES FOR CERTIFICATION OF TAXPAYER
IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9.
                                                                  OR
For other entities, it is your employer
identification number. If you do not
have a number, see HOW TO GET A TIN on
GUIDELINES FOR CERTIFICATION OF TAXPAYER
IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9.



NOTE: IF THE ACCOUNT IS IN MORE THAN ONE NAME,           Employer identification
SEE THE CHART ON GUIDELINES FOR CERTIFICATION            number
OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE
FORM W-9.



PART II       Certification
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Under penalties of perjury, I certify that:
1. The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me), AND
2. I am not subject to backup withholding because: (A) I am exempt from backup withholding, or (B) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (C) the IRS has notified me that I am no longer subject to backup withholding, AND
3.   I am a U.S. person (including a U.S. resident alien).

CERTIFICATION INSTRUCTIONS. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.


SIGN          Signature of
HERE          U.S. Person                               DATE
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

                                  INSTRUCTIONS
                 (Please read carefully the instructions below)

1. ELECTION DEADLINE: For any election contained herein to be considered, this Election Form and Letter of Transmittal, or a facsimile thereof, properly completed and signed, together with the related First Federal common stock certificates, MUST BE RECEIVED BY THE EXCHANGE AGENT AT THE ADDRESS ON THE FRONT OF THIS ELECTION FORM AND LETTER OF TRANSMITTAL NO LATER THAN 5:00 P.M., EASTERN TIME, ON JUNE 16, 2003. The Exchange Agent, in its sole discretion, will determine whether any Election Form and Letter of Transmittal is received on a timely basis and whether an Election Form and Letter of Transmittal has been properly completed.

2. REVOCATION OR CHANGE OF ELECTION FORM: Any Election Form and Letter of Transmittal may be revoked or changed by written notice from the person submitting such form to the Exchange Agent, but to be effective such notice must be received by the Exchange Agent at or prior to the Election Deadline. The Exchange Agent will have discretion to determine whether any revocation or change is received on a timely basis and whether any such revocation or change has been properly made.

3. SURRENDER OF CERTIFICATE(S): For any election contained herein to be effective, this Election Form and Letter of Transmittal must be accompanied by the certificate(s) evidencing your shares and any required accompanying evidences of authority.

4. LOST CERTIFICATE(S): If the certificate(s) that a registered holder (or transferee) wants to surrender has been lost or destroyed, that fact should be indicated on the face of this Election Form and Letter of Transmittal which should then be delivered to the Exchange Agent after being otherwise properly completed and duly executed. In such event, the Exchange Agent will forward additional documentation necessary to be completed in order to effectively replace such lost or destroyed certificate(s).

5. TERMINATION OF MERGER: In the event of termination of the Merger Agreement, the Exchange Agent will promptly return stock certificates representing shares of First Federal common stock. In such event, shares of First Federal common stock held through nominees are expected to be available for sale or transfer promptly following Classic's decision not to act so as to prevent the termination of the Merger Agreement. Certificates representing shares of First Federal common stock held directly by First Federal stockholders will be returned by registered mail (with attendant delay). The Exchange Agent and Classic will use their commercially reasonable efforts to cooperate with First Federal and First Federal stockholders to facilitate return of First Federal stock certificates in the event of termination of the Merger Agreement, but return of certificates other than by registered mail will only be made at the expense, written direction and risk of First Federal stockholders, accompanied by a pre-paid, pre-addressed return courier envelope sent to the Exchange Agent.

6. METHOD OF DELIVERY: Your old certificate(s) and the Election Form and Letter of Transmittal must be sent or delivered to the Exchange Agent. Do not send them to Classic or First Federal. The method of delivery of certificates to be surrendered to the Exchange Agent at the address set forth on the front of the Election Form and Letter of Transmittal is at the option and risk of the surrendering shareholder. Delivery will be deemed effective only when received. If the certificate(s) are sent by mail, registered mail with return receipt requested and properly insured is suggested. A return envelope is enclosed.

7. NEW CERTIFICATE/CHECK ISSUED IN THE SAME NAME: If the new certificate and/or check are to be issued in the same name as the surrendered certificate is registered, the Election Form and Letter of Transmittal should be completed and signed exactly as the surrendered certificate is registered. DO NOT SIGN THE CERTIFICATE(S). Signature guarantees are not required if the certificate(s) surrendered herewith are submitted by the registered owner of such shares who has not completed the section entitled "Special Issuance/Payment Instructions" or are for the account of an Eligible Institution, as defined below. If any of the shares surrendered hereby are owned by two or more joint owners, all such owners must sign this Election Form and Letter of Transmittal exactly as written on the face of the certificate(s). If any shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Election Forms and Letters of Transmittal as there are different registrations. Election Forms and Letters of Transmittal executed by trustees, executors, administrators, guardians, officers of corporations, or others acting in a fiduciary capacity who are not identified as such in the registration must be accompanied by proper evidence of the signer's authority to act.

8. NEW CERTIFICATE/CHECK ISSUED IN DIFFERENT NAME: If the section entitled "Special Issuance/Payment Instructions" is completed, then signatures on this Election Form and Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents' Medallion Program (each an "Eligible Institution"). If the surrendered certificates are registered in the name of a person other than the signer of this Election Form and Letter of Transmittal, or if issuance is to be made to a person other than the signer of this Election Form and Letter of Transmittal, or if the issuance is to be made to a person other than the registered owner(s), then the surrendered certificates must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name(s) of the registered owners appear on such certificate(s) or stock power(s), with the signatures on the certificate(s) or stock power(s) guaranteed by an Eligible Institution as provided herein.

9. SPECIAL ISSUANCE/PAYMENT AND DELIVERY INSTRUCTIONS: Indicate the name and address in which the new certificate and/or check is to be sent if different from the name and/or address of the person(s) signing this Election Form and Letter of Transmittal. The shareholder is required to give the social security number or employer identification number of the record owner of the shares. If Special Issuance/Payment Instructions have been completed, the shareholder named therein will be considered the record owner for this purpose.

                                        4